As filed with the Securities and Exchange Commission on August 14, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DXC Technology Company

(Exact Name of Registrant as Specified in Its Charter)

Nevada	61-1800317
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1775 Tysons Boulevard

Tysons, Virginia 22102

(703) 245-9700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William L. Deckelman, Jr.

Executive Vice President, General

Counsel and Secretary

DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22102

(703) 245-9700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Deanna L. Kirkpatrick

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

DXC Technology Company

Debt Securities

By this prospectus, we may offer and sell from time to time debt securities.

This prospectus provides you with a general description of the debt securities we may offer.

Each time debt securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these debt securities involves certain risks. You should read “Risk Factors” in this prospectus and the risks and uncertainties described in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus, for more information about important risks that you should consider before you invest.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these debt securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The debt securities may be offered and sold directly to purchasers or to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 17. If any underwriters, dealers or agents are involved in the sale of any of the debt securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is August 14, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell, at any time and from time to time, in one or more offerings, any of the debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement also will contain, with respect to the debt securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, any initial public offering price, the price paid to us for the debt securities, the manner of distribution, the compensation of any underwriters, dealers or agents and the net proceeds to us. For more detail on the terms of the debt securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

Pursuant to this registration statement, we may offer, issue and sell debt securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional debt securities by filing a prospectus supplement with the SEC at the time of the offer. In addition, we are able to add our subsidiaries and debt securities to be issued by them if we guarantee such debt securities.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “GAAP.” We report our results based on a fiscal year that ends on March 31st. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We are only responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell any debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, unless otherwise specified or where it is clear from the context that the term only means the issuer, the terms “DXC,” the “Company,” “we,” “us,” and “our” refer to DXC Technology Company and its consolidated subsidiaries. The term “CSC” refers to Computer Sciences Corporation and its consolidated subsidiaries. References to “debt securities” include any security that we might sell under this prospectus or any prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements and assumptions contained in this prospectus and in the documents incorporated by reference herein that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and words and terms of similar substance in connection with discussions of future operating or financial performance. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved.

Forward-looking statements include, among other things, statements with respect to DXC’s financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, plans and objectives of management and other matters. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of DXC’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to:

•	the integration of DXC with CSC’s business, operations and culture and the ability to operate as effectively and efficiently as expected, and the combined company’s ability to successfully manage and integrate acquisitions generally;

•	the ability to realize the synergies and benefits expected to result from the Transactions (as defined below) within the anticipated time frame or in the anticipated amounts;

•	other risks related to the Transactions including anticipated tax treatment, unforeseen liabilities, and future capital expenditures;

•	changes in governmental regulations or the adoption of new laws or regulations that may make it more difficult or expensive to operate our business;

•	changes in senior management, the loss of key employees or the ability to retain and hire key personnel and maintain relationships with key business partners;

•	business interruptions in connection with our technology systems;

•	the competitive pressures faced by our business;

•	the effects of macroeconomic and geopolitical trends and events;

•	the need to manage third-party suppliers and the effective distribution and delivery of our products and services;

•	the protection of our intellectual property assets, including intellectual property licensed from third parties;

•	the risks associated with international operations;

•	the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends;

•	the execution and performance of contracts by us and our suppliers, customers, clients and partners;

•	the resolution of pending investigations, claims and disputes; and

•	the other factors described under the caption “Risk Factors” of this prospectus and incorporated by reference in this prospectus and in any prospectus supplement.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS

Investing in our debt securities involves risks. In connection with any investment in our debt securities, you should consider carefully (i) the factors incorporated by reference into this prospectus, including from our quarterly report on Form 10-Q filed with the SEC on August 9, 2017 and our Registration Statement on Form S-4/A filed with the SEC on February 24, 2017, (ii) the other information set forth elsewhere in this prospectus and in the documents incorporated by reference into this prospectus and (iii) any risk factors set forth in the applicable prospectus supplement.

ABOUT DXC

DXC is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. DXC serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC is recognized among the best corporate citizens globally. DXC’s reportable segments are Global Business Services (“GBS”), Global Infrastructure Services (“GIS”) and United States Public Services (“USPS”).

DXC was formed pursuant to a series of transactions through which DXC was spun off from Hewlett Packard Enterprise Company and a wholly-owned subsidiary of DXC was merged with CSC (the “Transactions”). Following completion of the Transactions, DXC became a separate publicly traded company, and its common stock began regular-way trading under the symbol “DXC” on the New York Stock Exchange (the “NYSE”) on April 3, 2017. You should read this prospectus and any prospectus supplement together with the additional information contained under the heading “Where You Can Find More Information” for more information regarding the Transactions and DXC.

DXC is incorporated in the State of Nevada. Our principal executive offices, including our global headquarters, are located at 1775 Tysons Boulevard, Tysons, Virginia 22102 and our telephone number at that address is (703) 245-9700. DXC’s website address is www.dxc.technology. This is a textual reference only. The information on, or accessible through, DXC’s website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to any debt securities.

RECENT DEVELOPMENTS

The Company modified its segment reporting and retroactively reflected the legal capital of DXC on April 1, 2017 as recasted within the Company’s Form 10-Q as of and for the three months ended June 30, 2017.

As a result of the Merger, DXC now has a separate operating segment, United States Public Sector, and changed its primary segment performance measure to segment profit from the previously reported consolidated segment operating income. Segment profit includes certain corporate general and administrative costs and excludes certain costs associated with impacts from corporate wide strategic decisions. Segment profit for GBS, GIS, and All Other were $492 million, $306 million, and ($180) million for fiscal year 2017; $417 million, $239 million, and ($251) million for fiscal year 2016; and $542 million, $276 million, and ($343) million for fiscal year 2015, respectively.

In addition, the Company effected a recapitalization of its Common Stock and Preferred Stock (the “Recapitalization”). The Recapitalization, which converted our historical share price from par value $1.00 to par value $0.01 per share, resulted in no change to our total stockholders’ equity or earnings per share.

We did not reissue the audited financial statements incorporated by reference in the Registration Statement to reflect such change in the segment performance measure and the components of equity. These changes will be incorporated the next time the audited periods are issued or reissued.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes including, but not limited to, working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the consolidated ratio of earnings to fixed charges for (i) DXC on a historical basis and (ii) CSC on a historical basis, for each of the fiscal years in the last five-year period.

For the purpose of computing these ratios, “earnings” consists of income before taxes, interest and expense on indebtedness and the interest portion of rentals. “Fixed charges” consists of interest expense, rental expense and capitalized interest. The ratio was calculated by dividing the sum of the earnings (as defined above) by the sum of the fixed charges (as defined above).

	Three Months Ended June 30, 2017	Fiscal year Ended
		March 31, 2017		April 1, 2016	April 3, 2015		March 28, 2014	March 29, 2013
Ratio of earnings to fixed charges	2.1	—	(a)	1.0	—	(b)	4.6	—	(c)

(a)	Earnings were insufficient to cover fixed charges during fiscal 2017 by $175 million.
(b)	Earnings were insufficient to cover fixed charges during fiscal 2015 by $674 million.
(c)	Earnings were insufficient to cover fixed charges during fiscal 2013 by $249 million.

DESCRIPTION OF THE DEBT SECURITIES

The following summary describes the general terms and provisions of the debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe in a prospectus supplement the specific terms of, and the extent, if any, to which the general terms set forth below do not apply to, such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. If any information set forth in a prospectus supplement regarding the terms and provisions of a particular series of debt securities is inconsistent with the information set forth below, the information in the prospectus supplement will supersede and replace the information in this prospectus.

Because the following is a summary, it may not contain all the information that may be important to you. For further information, you should read the indenture, which is an exhibit to the registration statement of which this prospectus is a part. A copy of the indenture is also available from us upon request at the contact information specified in ”Where You Can Find More Information.” This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including definitions of certain terms used in it.

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute senior debt of DXC and will represent its general obligations. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated senior debt of DXC from time to time outstanding. In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by any such subordinated debt securities in certain events.

The debt securities covered by this prospectus will be issued under an indenture dated March 27, 2017 (the “indenture”) between DXC and U.S. Bank National Association, as trustee (the “trustee”), as supplemented from time to time. We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these debt securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture will not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities of the series to be issued, including CUSIP numbers, if available;

•	the designation and aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued, including whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	the date or dates on which the principal of the debt securities of the series is payable or the method of determination thereof;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	the place and dates on which premium will be paid, if any;

•	the place where we will pay principal and interest, and the place where the debt securities may be presented for transfer;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertability provisions;

•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the debt securities and any change in the acceleration provisions provided for with respect to the debt securities;

•	any agents for the debt securities, including trustees, depositories, authentication or paying agents, transfer agents or registrars;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	any other terms of the debt securities of such series (which are not prohibited under the indenture), including any additional events of default or covenants.

Events of Default

Each of the following is an event of default with respect to each series of debt securities issued under the indenture:

1)	default in paying interest on the debt securities of a series when due and the default continues for a period of 90 days or more and the time for payment has not been extended or deferred;

2)	default in paying principal, or premium, if any, on the debt securities of that series when due;

3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after DXC receives written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

4)	if any of DXC’s Indebtedness in the aggregate outstanding principal amount of $250 million or more either (1) becomes due and payable prior to the due date for payment of such Indebtedness by reason of acceleration of such Indebtedness following a default by DXC or (2) is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by DXC in respect of Indebtedness of any other person in the aggregate outstanding principal amount of $250 million or more is not honored when, and remains dishonored after, becoming due; and

5)	certain events of bankruptcy, insolvency, reorganization.

If an event of default (other than an event of default specified in clause (5) with respect to DXC) under the indenture occurs with respect to the debt securities of a series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in principal amount of the outstanding debt securities of such series, will by written notice, require DXC to repay immediately the entire principal amount of the outstanding debt securities of such series, together with all accrued and unpaid interest and premium, if any.

If an event of default under the indenture specified in clause (5) with respect to DXC occurs and is continuing, then the entire principal amount of the outstanding debt securities of a series will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (5) described above, the holders of a majority in principal amount of outstanding debt securities of a series may rescind this accelerated payment requirement if all existing Events of Default with respect to the debt securities of such series, except for nonpayment of the principal and interest on the debt securities of such series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of a series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt securities of a series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of such series.

Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request to the trustee to institute a proceeding and have offered security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of a series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment with respect to such debt security.

During the existence of an event of default of which a responsible officer of the trustee has actual knowledge or has received written notice from DXC or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

A holder of debt securities will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of a series have made a written request, and such holders have offered indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; and

•	the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series other conflicting directions within 60 days after such notice, request and offer.

DXC is required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

“Indebtedness” of any specified person as used in this section means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or obligations under capital leases, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet); provided that Indebtedness shall exclude (i) Indebtedness that is required to be converted at, or prior to, maturity into equity securities of DXC, and (ii) advances and overdrafts in respect of cash pooling and multi-currency notional pooling programs.

“GAAP” as used in this section means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the indenture.

Modification and Waiver

DXC and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of DXC’s obligations in the case of a merger or consolidation and DXC’s discharge upon such assumption;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of any series or to surrender any right or power herein conferred upon DXC;

•	provide for or add guarantors with respect to the debt securities of any series and provide the terms of such guarantees;

•	secure the debt securities of any series;

•	establish the form or forms of debt securities of a series;

•	qualify the indenture under the Trust Indenture Act;

•	to permit or facilitate the defeasance and discharge of the debt securities of a series; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series in any material respect;

•	to evidence and provide for the acceptance under the indenture of a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	conform any provision in the indenture to this “Description of the Debt Securities” to the extent that such provision was intended to be a verbatim recitation of a provision in this “Description of the Debt Securities”; or

•	make any change that does not adversely affect the rights of any holder of debt securities of such series in any material respect.

Other amendments and modifications of the indenture or the debt securities of any series may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of a series affected by the amendment or modification (voting as one class), and DXC’s compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security of a series affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities of such series, alter or waive the redemption provisions of the debt securities of such series;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of such a series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities of such a series;

•	waive a payment default with respect to the debt securities of such a series;

•	reduce the interest rate or extend the time for payment of interest on the debt securities of such a series; or

•	adversely affect the ranking of the debt securities of such a series.

Covenants

Consolidation, Merger or Sale of Assets

DXC will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

•	DXC shall be the continuing person or, if DXC is not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•	the surviving entity will expressly assume all of DXC’s obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no event of default has occurred and is continuing; and

•	DXC or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets of the preceding paragraph shall not be applicable to:

•	the merger or consolidation of DXC with an affiliate of DXC if DXC’s board of directors determines in good faith that the purpose of such transaction is principally to change its state of incorporation or convert its form of organization to another form; or

•	the merger of DXC with or into a single direct or indirect wholly-owned subsidiary of DXC.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of DXC’s assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of DXC under the indenture with the same effect as if such successor corporation had been named in its place in the indenture.

Notwithstanding the foregoing, DXC may consolidate or combine with or merge with or into another corporation, solely for the purpose of reincorporating DXC in the United States, any state thereof, the District of Columbia or any territory thereof.

SEC Reports

So long as the debt securities of any series are outstanding, DXC shall furnish to the Trustee, within 15 days after the filing of the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which DXC (or, should DXC at such time be a wholly-owned subsidiary of another person and not making separate filings with SEC, such person) files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, and comply with the other provisions of Section 314(a) of the Trust Indenture Act.

DXC will be deemed to have furnished such reports referred to in this section to the trustee and the noteholders if DXC has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

In the event that any direct or indirect parent company of DXC becomes a guarantor or co-issuer of the debt securities, it may satisfy its obligations under this covenant by furnishing information relating to such parent in the manner prescribed in the first and second paragraphs of this covenant.

Notwithstanding anything herein to the contrary, DXC will not be deemed to have failed to comply with its obligations under this covenant until 120 days after the date any report or other information is due hereunder.

Satisfaction, Discharge and Covenant Defeasance

DXC may terminate its obligations under the indenture with respect to debt securities of any series, when:

•	either:

•	all debt securities of such series that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•	all debt securities of such series that have not been accepted by the trustee for cancellation will become due and payable within one year (a “discharge”) and DXC has made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in DXC’s name and at DXC’s expense, and DXC has irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on such debt securities, including principal, interest and any premium, which for purposes of this paragraph shall be calculated without applying any “present value discount” and using a Treasury Rate of no less than zero;

•	DXC has paid or has caused to be paid all other sums then due and payable under the indenture with respect to the debt securities of such series; and

•	DXC has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

DXC may elect to have its obligations under the indenture discharged with respect to the debt securities of any series (“legal defeasance”). Legal defeasance means that DXC will be deemed to have paid and discharged the entire indebtedness represented by the debt securities, except for:

•	the rights of holders of the debt securities of such series to receive principal, interest and any premium when due;

•	obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for note payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, DXC may elect to have its obligations with respect to a series of debt securities released with respect to certain covenants in the indenture (“covenant defeasance”). Following covenant defeasance, any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of such series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default with respect to such series of debt securities.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of a series:

•	DXC must irrevocably have deposited or caused to be deposited with the trustee funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of such series:

•	money in an amount;

•	U.S. Government Obligations; or

•	a combination of money and U.S. Government Obligations,

in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity of such series or if DXC has made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in its name and at its expense, the redemption date;

•	in the case of legal defeasance, DXC has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee stating that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, the beneficial owners of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, DXC has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee to the effect that the beneficial owners of the debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no default has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of such series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which DXC is a party; and

•	DXC has delivered to the trustee, an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

The Trustee

U.S. Bank National Association is trustee under the indenture. DXC may have other routine banking relationships with the trustee in the ordinary course of business.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

None of our past, present or future directors, officers, employees, incorporators or stockholders, as such, will have any liability for our obligations under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry System and Form of Debt Securities

The debt securities will be issued in registered, global form (the “Global Notes”) and will be deposited upon issuance with the trustee as custodian for The Depository Trustee Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive debt securities in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes”.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investor to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, DXC and the trustee will treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither DXC, the trustee nor any agent of DXC or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or DXC. Neither DXC nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the debt securities, and DXC and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or

Clearstream, as the case may be, by their respective depositaries; however, such cross market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the Global Notes for debt securities in certificated form, and to distribute such debt securities to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of DXC, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in definitive form in exchange for the Global Notes representing such debt securities. In this case, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of debt securities represented by such Global Note equal in principal amount to such beneficial interest and to have such debt securities registered in its name.

Same Day Settlement and Payment

Secondary market trading between Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised DXC that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

PLAN OF DISTRIBUTION

We may sell our debt securities in any of the following ways:

•	To or through underwriters;

•	through brokers or dealers;

•	through agents;

•	directly to purchasers;

•	through a specific bidding, ordering or auction process or otherwise; and

•	any combination of these methods of sale.

Registration of the debt securities covered by this prospectus does not mean that those debt securities necessarily will be offered or sold.

The prospectus supplement with respect to the debt securities being offered will set forth the specific plan of distribution and the terms of the offering, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters

If we use underwriters for a sale of debt securities, we will enter into an underwriting agreement with the underwriters. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased. The underwriters will acquire the debt securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Dealers

If we use dealers in a sale, we will sell the debt securities to the dealers as principals. The dealers may then resell such debt securities to the public at varying prices that they determine at the time of resale.

Agents

If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best-efforts basis to solicit purchases for the period of their appointment.

Compensation

In connection with the sale of our debt securities, underwriters or agents may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of debt securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit realized by them on the resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act.

Direct Sales

We may directly solicit offers to purchase our debt securities, and we may directly sell our debt securities to institutional investors or others, who may be deemed to be underwriters within the Securities Act with respect to any resales. We will describe the terms of any direct sales in a prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from institutional investors to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions that we set forth in a prospectus supplement, and the prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Underwriters, dealers and agents who participate in the distribution of the debt securities may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain liabilities, including liabilities under the Securities Act. Underwriters, dealers or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any series of the debt securities on a national securities exchange. If the debt securities of any series are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the debt securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the debt securities of any series.

LEGAL MATTERS

The validity of the debt securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP and Woodburn and Wedge, Reno, Nevada. Any underwriters, dealers or agents will be advised by their own legal counsel about other issues relating to any offering.

EXPERTS

The combined financial statements of the Enterprise Services Business of Hewlett Packard Enterprise Company (Everett SpinCo, Inc., subsequently renamed DXC Technology Company) at October 31, 2016 and 2015, and for each of the three years in the period ended October 31, 2016, appearing in Amendment No. 3 to Registration Statement of Everett SpinCo, Inc. on Form S-4 filed with the SEC on February 24, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CSC, incorporated in this registration statement by reference from CSC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and the effectiveness of CSC’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	Amendment No. 3 to Registration Statement of Everett SpinCo, Inc. (subsequently renamed DXC Technology Company) on Form S-4 filed with the SEC on February 24, 2017 (but only the items set forth under the captions “Risk Factors,” “The Transactions,” “The Transaction Agreements,” “Debt Financing,” “Additional Agreements Related to the Separation, the Distribution and the Merger,” and “Financial Statements—Combined Financial Statements of Everett SpinCo, Inc.”)

•	CSC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC on May 26, 2017;

•	CSC’s Definitive Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Stockholders filed with the SEC on June 24, 2016 (but only the information set forth therein that is incorporated by reference into Part III of CSC’s Annual Report on Form 10-K for the fiscal year ended April 1, 2016);

•	DXC’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 filed with the SEC on August 9, 2017;

•	DXC’s Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders filed with the SEC on June 23, 2017, as supplemented on July 26, 2017;

•	DXC’s Current Reports on Form 8-K filed with the SEC on April 6, 2017 (two reports), June 14, 2017, June 21, 2017, July 19, 2017 and August 9, 2017; and

•	Everett Spinco, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017 filed with the SEC on March 31, 2017.

We also incorporate by reference any future filings of DXC made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the debt securities offered by this prospectus or any prospectus supplement are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus or in any prospectus supplement. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

You may request a copy of these filings at no cost, by writing or telephoning us at:

Investor Relations Department

DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22102

(703) 245-9700

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
SEC Registration fee	$		*
Printing fees		*	*
Legal fees and expenses (including Blue Sky fees)		*	*
FINRA fees		*	*
Trustee fees		*	*
Rating Agency fees		*	*
Accounting fees and expenses		*	*
Other		*	*

TOTAL	$

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Nevada Law

Nevada law limits or eliminates the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties as directors or officers. Our Articles of Incorporation and Bylaws include provisions that require the company to indemnify, to the fullest extent allowable under Nevada law, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under Nevada law. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the Nevada law and in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.3	First Amendment to Separation and Distribution Agreement, dated November 2, 2016, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of Hewlett Packard Enterprise Company, filed with the Securities and Exchange Commission on November 2, 2016.)

2.4	Second Amendment to Separation and Distribution Agreement, dated December 6, 2016, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.6 to Amendment No. 1 to Form 10 of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on December 7, 2016.)

2.5	Third Amendment to the Separation and Distribution Agreement, dated January 27, 2017, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.7 to Form 10 of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on February 24, 2017.)

2.6	Fourth Amendment to the Separation and Distribution Agreement, dated March 31, 2017, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.6 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.7	Employee Matters Agreement, dated March 31, 2017, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.1 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.8	Tax Matters Agreement, dated March 31, 2017, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.9	Intellectual Property Matters Agreement, dated March 31, 2017, by and among Hewlett Packard Enterprise Company, Hewlett Packard Enterprise Development LP and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.3 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.10	Transition Services Agreement, dated March 31, 2017, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.4 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.11	Real Estate Matters Agreement, dated March 31, 2017, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.5 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

3.1	Articles of Incorporation of DXC Technology Company (Incorporated by reference to Exhibit 3.3 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

3.2	Bylaws of DXC Technology Company (Incorporated by reference to Exhibit 3.4 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

Exhibit No.	Description

4.1	Base Indenture, dated March 27, 2017, between DXC Technology Company (f.k.a. Everett SpinCo, Inc.) and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to Form 8-K of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on March 27, 2017.)

4.2*	Form of Supplemental Indenture.

4.3*	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Davis Polk & Wardwell LLP as to the validity of the debt securities.

5.2	Opinion of Woodburn and Wedge as to the validity of the debt securities.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP.

23.4	Consent of Davis Polk & Wardwell, LLP (included as part of Exhibit 5.1.)

23.5	Consent of Woodburn and Wedge (included as part of Exhibit 5.2.)

24.1	Power of Attorney (included on signature page of Registration Statement.)

25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association.

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons, in the Commonwealth of Virginia, on August 14, 2017.

DXC TECHNOLOGY COMPANY Registrant

By:	/s/ William L. Deckelman, Jr.
	Name:	William L. Deckelman, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of William L. Deckelman, Jr. and Paul N. Saleh as his true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Michael Lawrie J. Michael Lawrie	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 14, 2017

/s/ Paul N. Saleh Paul N. Saleh	Executive Vice President, and Chief Financial Officer (Principal Financial Officer)	August 14, 2017

/s/ Neil A. Manna Neil A. Manna	Senior Vice President and Controller (Principal Accounting Officer)	August 14, 2017

/s/ Mukesh Aghi Mukesh Aghi	Director	August 14, 2017

/s/ Amy E. Alving Amy E. Alving	Director	August 14, 2017

Signature	Title	Date

/s/ David Herzog David Herzog	Director	August 14, 2017

/s/ Sachin Lawande Sachin Lawande	Director	August 14, 2017

/s/ Julio A. Portalatin Julio A. Portalatin	Director	August 14, 2017

/s/ Peter Rutland Peter Rutland	Director	August 14, 2017

/s/ Manoj P. Singh Manoj P. Singh	Director	August 14, 2017

/s/ Margaret C. Whitman Margaret C. Whitman	Director	August 14, 2017

/s/ Robert F. Woods Robert F. Woods	Director	August 14, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.3	First Amendment to Separation and Distribution Agreement, dated November 2, 2016, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of Hewlett Packard Enterprise Company, filed with the Securities and Exchange Commission on November 2, 2016.)

2.4	Second Amendment to Separation and Distribution Agreement, dated December 6, 2016, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.6 to Amendment No. 1 to Form 10 of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on December 7, 2016.)

2.5	Third Amendment to the Separation and Distribution Agreement, dated January 27, 2017, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.7 to Form 10 of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on February 24, 2017.)

2.6	Fourth Amendment to the Separation and Distribution Agreement, dated March 31, 2017, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.6 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.7	Employee Matters Agreement, dated March 31, 2017, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.1 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.8	Tax Matters Agreement, dated March 31, 2017, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.9	Intellectual Property Matters Agreement, dated March 31, 2017, by and among Hewlett Packard Enterprise Company, Hewlett Packard Enterprise Development LP and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.3 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.10	Transition Services Agreement, dated March 31, 2017, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.4 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.11	Real Estate Matters Agreement, dated March 31, 2017, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.5 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

3.1	Articles of Incorporation of DXC Technology Company (Incorporated by reference to Exhibit 3.3 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

3.2	Bylaws of DXC Technology Company (Incorporated by reference to Exhibit 3.4 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

4.1	Base Indenture, dated March 27, 2017, between DXC Technology Company (f.k.a. Everett SpinCo, Inc.) and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to Form 8-K of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on March 27, 2017.)

Exhibit No.	Description

4.2*	Form of Supplemental Indenture.

4.3*	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Davis Polk & Wardwell LLP as to the validity of the debt securities.

5.2	Opinion of Woodburn and Wedge as to the validity of the debt securities.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP.

23.4	Consent of Davis Polk & Wardwell, LLP (included as part of Exhibit 5.1.)

23.5	Consent of Woodburn and Wedge (included as part of Exhibit 5.2.)

24.1	Power of Attorney (included on signature page of Registration Statement.)

25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association.

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.